EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                           QUEST RESOURCE CORPORATION
                           --------------------------

     THESE RESTATED ARTICLES OF INCORPORATION correctly set forth, without change, the provisions of the Articles of Incorporation of Quest Resource Corporation (the "Corporation") as previously amended and supersede the original Articles of Incorporation and all amendments thereto.

                                    ARTICLE I
                                      NAME
                                      ----

     The name of the Corporation is:

                           Quest Resource Corporation

                                   ARTICLE II
                                    DURATION
                                    --------

     The Corporation shall have perpetual existence.

                                   ARTICLE III
                                     PURPOSE
                                     -------

     The purpose for which the Corporation is organized shall be to transact all lawful business for which corporations may be organized pursuant to the laws of the State of Nevada.

                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

     Section 1. Classes and Shares Authorized. The authorized capital stock of the Corporation shall be 380,000,000 shares of Common Stock, $.001 par value, and 50,000,000 shares of Preferred Stock, $.001 par value.

     Section 2. Preferred Stock. Shares of Preferred Stock may be divided into such series as may be established, from time to time, by the Board of Directors. The Board of Directors, from time to time, may fix and determine the relative rights and preferences of the shares of any series so established. The authorized series of Preferred Stock designated as the "Series A Convertible Preferred Stock" consists of 500,000 shares, with the following powers, preferences, rights, qualifications, limitations, and restrictions:

          (a) Voting Rights.

               (i) If dividend payments on the Series A Convertible Preferred Stock are in default for six or more consecutive quarterly periods, the Series A Convertible Preferred Stock (1) must be given notice of shareholders' meetings; and (2) immediately may elect, as a class, the largest number of directors constituting a minority of the Board of


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          Directors.  In such event, the Common Stock will retain only the right to elect, as a class, the remaining directors. These voting rights will continue until all dividends accrued on the Series A Convertible Preferred Stock have been paid. At such time, the right of the Series A Convertible Preferred Stock to vote in the election of directors shall cease, and exclusive voting rights (including the right to notice shareholders' meetings) shall revert to the Common Stock. However, if further defaults in the payment of dividends on the Series A Convertible Preferred Stock shall occur, the voting rights granted to the Series A Convertible Preferred Stock under this provision shall be renewed.

               (ii) If the Series A Convertible Preferred Stock acquires voting rights under this provision, a special meeting of the shareholders for the election of directors may be called by any officer or director of the Corporation, in accordance with the bylaws. In addition, such a meeting must be called immediately by the Secretary upon written request of the record holders of at least 25% of the outstanding Series A Convertible Preferred Stock. For this purpose, any officer or holder of Series A Convertible Preferred Stock shall be granted access on demand to the Corporation's stock records and shareholder lists.

               (iii) At any such special meeting (or at any annual meeting held while the Series A Convertible Preferred Stock has the voting power to elect directors) the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock, present in person or by proxy, shall constitute a quorum for the election of directors. If the Common Stock fails to elect the number of directors to which it is entitled, additional directors may be appointed by the directors elected by the Series A Convertible Preferred Stock.

               (iv) The directors elected or appointed by the Series A Convertible Preferred Stock, together with the directors elected at such meeting by the Common Stock, if any, shall constitute the duly elected Board of Directors of the Corporation. As soon as the Series A Convertible Preferred Stock is no longer entitled to voting rights under this provision because all dividends are paid in full, the terms of office of all directors appointed by the Series A Convertible Preferred Stock shall immediately terminate and the Board of Directors thereafter shall constitute only those directors appointed by the Common Stock.

          (b) Dividends.

               (i) Right to Dividends. Holders of shares of Series A Convertible Preferred Stock shall be entitled to receive dividends at the annual rate of 10% of the purchase price of $10.00 per share, payable on a quarterly basis at $0.25 per share commencing on May 31, 1999, and thereafter August 31, November 30, and February 28, of each year, except that if any such date is not a Business Day, which shall mean any day except a Saturday, Sunday or day on which banking institutions


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          are  authorized  or  required  by law to close in the State of Kansas, then such payments need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed therefor, without interest ("Dividend Payment Date"). Any payment of dividends declared and due under this Section 2(b) with respect to any shares of Series A Convertible Preferred Stock shall be payable out of any funds legally available therefore, prior and in preference to any dividend payment with respect to the Common Stock. Such payments shall be made payable to the order of the record holder of such shares at the address for such record holder shown on the stock records maintained by or for the Corporation ("Corporation's Records"), which check shall be mailed by United States first class mail, postage prepaid. Any such payment shall be deemed to have been paid by the Corporation on the date that such payment is deposited in the United States mail as provided above; provided, that in the event the check or other medium by which any payment shall be made shall prove not to be immediately collectible on the date of payment, such payment shall not be deemed to have been made until cash in the amount of such payment shall actually be received by the person entitled to receive such payment.

               (ii) Cumulative Rights. The right to receive such dividends shall be cumulative so that if such dividends shall not have been declared and paid with respect to any such period, the right to receive such dividend with respect to such period shall continue and accumulate, and be added to the right to receive dividends in subsequent periods. Any such delinquent dividends shall bear interest at 15% per annum from the Dividend Payment Date, as defined in Subsection 2(b)(i), until the date such dividend is paid. If, however, the shares of Series A Convertible Preferred Stock are called for redemption, as set forth herein, on a redemption day falling between a dividend payment record date and the dividend payment date, in lieu of receiving such dividend on the dividend payment date fixed therefore, the holders of the Series A Convertible Preferred Stock to be redeemed will receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holders elect to convert such shares as provided for herein). In any case where the date fixed for any dividend or other payment with respect to the Series A Preferred Stock shall not be a Business Day, as defined in Subsection 2(b)(i), then such payments need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed therefor, without interest.

               (iii) Priority of Dividends. The Series A Convertible Preferred Stock shall have priority as to dividends over the Common Stock and any other class or series of Preferred Stock hereafter issued. So long as any shares of the Series A Convertible Preferred Stock are outstanding, no dividend or distribution may be declared, paid or set apart for payment on the Common Stock or any other stock of the Corporation, or may any shares of stock ranking junior to the Series A Preferred Stock be purchased, redeemed or acquired by the Corporation unless all accrued and unpaid dividends on the Series A Convertible Preferred Stock have been paid or declared and set apart for payment.


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          Whenever  all accrued  dividends  are not paid in full on the Series A
          Preferred Stock, all dividends declared on the Series A Preferred Stock will be declared or made pro-rata so that all shares of Series A
          Convertible   Preferred  Stock  receive  the  same  pro-rata  dividend
          payment.

               (iv) Accumulated Dividends. The amount of any dividends "accumulated" on any share of Series A Convertible Preferred Stock at any Dividend Payment Date shall be deemed to be that amount of any unpaid dividends accrued thereon to and excluding such Dividend Payment Date regardless of whether declared. The amount of dividends "accumulated" on any share of Series A Convertible Preferred Stock at any date other than a Dividend Payment Date shall be calculated as the amount of any unpaid dividends accrued thereon to and excluding the last preceding Dividend Payment Date regardless of whether declared, plus an interest penalty of 15% per annum for the period from and including such last preceding Dividend Payment Date actually paid to and excluding the date as of which the calculation is made (regardless of whether declared). The amount of dividends payable for the initial dividend period and any period shorter than a full dividend period will be computed on the basis of a 360-day year.

               (v) Dividends in Arrears. Dividends in arrears with respect to the outstanding shares of Series A Convertible Preferred Stock may be declared and paid or set apart for payment at any time and from time to time, without reference to any regular Dividend Payment Date, to holders of record as they appear on the Corporation's Records at the close of business on such Record Date as the Board of Directors may establish with respect to the payment of such payment in arrears.

               (vi) Other Dividends. Holders of the Series A Convertible Preferred Stock will not be entitled to any participating dividends or other distributions, whether payable in cash, property or securities, in excess of the full cumulative dividends described above.

          (c) Conversion.

               (i) Right to Convert. Upon the occurrence of a Conversion Event (as defined below), each share of Series A Convertible Preferred Stock may, at the option of the holder of record, be converted into such number of shares of Common Stock as is determined under the Conversion Ratio (as defined below).

               (ii) Conversion Events. A Conversion Event, which triggers the right to convert the Series A Convertible Preferred Stock into Common Stock, will be deemed to have occurred in the following circumstances:


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                    a. Upon written election to convert given to the Corporation at any time by the holder of a share of Series A Convertible Preferred Stock.

                    b. Upon written  election to convert given to the holders of the shares of Series A Convertible Preferred Stock by the Corporation after the expiration of one (1) year from the issuance date of such shares.

               (iii) Conversion Ratio. Upon the occurrence of a Conversion Event, each share of Series A Convertible Preferred Stock shall be converted into 1.6 shares of Common Stock, adjusted as follows:

                    a. Fractional Shares. The Corporation shall not issue fractional shares of Common Stock upon conversion of Series A Convertible Preferred Stock and each such shares must be entirely converted, if at all, but, instead of any fraction of a share which may otherwise be issuable, shall issue one whole share.

                    b. Adjustment for Internal  Combination or Consolidations of
               Common Stock. If the Corporation declares a dividend or makes any other distribution on any capital stock of the Corporation payable in Common Stock, or the Corporation subdivides the outstanding shares of Common Stock into a greater number of shares, then the Conversion Rate shall be increased proportionately. If the Corporation combines the outstanding shares of Common Stock into a smaller number of shares then the Conversion Rate shall be decreased proportionately. The Conversion Rate shall be adjusted as of the record date for the distribution, subdivision or combination.

                    c. Adjustments for External Combination or Consolidations of
               Common Stock. If any capital reorganization or reclassification of the Common Stock, any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of the Corporation's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and adequate provisions shall be made providing that: (i) the Corporation (or any successor corporation) shall deposit a sufficient sum to redeem the shares of Series A Convertible Preferred Stock then outstanding; or (ii) the holders of the Series A Convertible Preferred Stock shall have the right to acquire and receive, upon the basis, terms and conditions of this Subsection 2(c)(iii)c, and in lieu of the shares of Common Stock issuable on conversion of their Series A Convertible Preferred Stock, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock


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               immediately  theretofore receivable upon the conversion of Series
               A   Convertible   Preferred   Stock   had  such   reorganization,
               reclassification, consolidation, merger or sale not taken place plus all dividends declared and unpaid as of the date of such reorganization, reclassification, consolidation, merger or sale. In any reorganization or reclassification of the Common Stock, consolidation, merger or sale of all or substantially all of the Corporation's assets, appropriate provisions shall be made with respect to the rights and interests of the holders of Series A Convertible Preferred Stock to ensure that the provisions of Subsection 2(c) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Convertible Preferred Stock. The Corporation shall give record holders of
               Series A Convertible Preferred Stock notice by mail of any transaction of the type specified in this subsection at least thirty (30) days prior to the date of such transaction, or the Corporation (or any successor corporation) shall have set aside a sufficient sum to redeem any shares of Series A Convertible
               Preferred  Stock  then   outstanding,   in  accordance  with  the
               provisions of Subsection 2(d)(iv), provided however, that the Corporation may effect such consolidation, merger or sale if the
               Corporation  or  the  successor   corporation  shall  assume  the
               obligation to deliver such shares of stock, securities or assets, in accordance with the foregoing provisions, to the holders of Series A Convertible Preferred Stock.

                    d. No  adjustment  shall be made to the  Conversion  Rate in connection with the following events:

                         1. the offer and sale at a purchase  price equal to the
                    fair  value  thereof  of  additional   shares  of  Series  A
                    Convertible Preferred Stock;

                         2. the  issuance at a purchase  price equal to the fair
                    value thereof, of any Common Stock or other securities which may be issuable upon, or assets which may be distributable upon, conversion or redemption of shares of Series A Convertible Preferred Stock; or

                         3. the purchase or  acquisition  by the  Corporation of
                    any of its capital stock, evidence of indebtedness or other securities.

                    (iv) Mechanics of Conversion. Any holder of Series A Convertible Preferred Stock may convert, at the holder's option, any or all of the holder's shares of Series A Convertible Preferred Stock at any time prior to the conversion of such shares pursuant to Subsection 2(c)(ii). A holder desiring to convert shall deliver and surrender a duly endorsed certificate


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               representing  those shares to the Corporation's  secretary at the
               principal  office  of  the  Corporation   together  with  written
               instructions   specifying  the  number  of  shares  of  Series  A
               Convertible Preferred Stock to be converted and the name and address of the person to whom certificates representing the Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made or on the date of the occurrence of any event specified in this Subsection 2(c), as the case may be, and such date is referred to herein as the "Conversion Date." Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Convertible Preferred Stock surrendered for conversion, in the case of conversion pursuant to this Subsection 2(c), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the
               number  of  shares  of  Series  A  Convertible   Preferred  Stock
               representing the unconverted portion of the certificate so surrendered.

                    (v) Disposition of Outstanding Dividends. Any accumulated and unpaid dividends on such Series A Convertible Preferred Stock which such holder is entitled to receive, but has not yet received, shall become immediately due and payable and after the Conversion Date continue to bear compounded interest at 15% per annum.

                    (vi) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times have reserved for issuance out of the authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance upon conversion of any shares of Series A Convertible Preferred Stock.

                    (vii) No Impairment.  The Corporation,  whether by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any of the terms to be observed hereunder by the Corporation, but at all times in good faith will assist in the carrying out of all of such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against impairment.

                    (viii) Notice. In the event the Corporation shall propose to take any actions of the type described in this Subsection 2(c), the Corporation shall give notice to each holder of shares of Series A Convertible Preferred Stock, in the manner set forth herein, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such


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               facts with respect  thereto as shall be  reasonably  necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Convertible Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

               (d) Redemption.

                    (i) Corporation's  Right to Redeem. The Series A Convertible
               Preferred Stock may not be redeemed before May 31, 2000. Thereafter, subject to the requirements and limitations of the laws of the state of Nevada, the Corporation may redeem all or any portion of the outstanding shares of Series A Convertible Preferred Stock, if they have not been converted to common shares, at the rate of $10.00 per share plus any accumulated and unpaid dividends, whether declared or not. If fewer than all of the shares of Series A Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro-rata or by lot in such other manner as the Board may determine. There is no mandatory redemption or sinking fund obligation with respect to the Series A Convertible Preferred Stock. If the Corporation has failed to pay accrued dividends on the Series A Convertible Preferred Stock, it may not redeem any of the outstanding shares of the Series A Convertible Preferred Stock until all such accrued and unpaid dividends and, except with respect to shares to be redeemed, the then current quarterly dividends have been paid in full.

                    (ii) Continuing Right to Convert.  Prior to the date set for the redeeming of the shares (the "Redemption Date"), each holder of Series A Convertible Preferred Stock shall continue to have the right to convert shares as outlined in Subsection 2(c).

                    (iii) Notice.  Notice of the redemption  shall be sent by or on behalf of the Corporation, by certified mail, postage prepaid, to the holders of record of the Series A Convertible Preferred Stock at their respective addresses as they appear on the records of the Corporation, not less than twenty (20) days but not more than sixty (60) days prior to the redemption date, notifying such holders of (i) the election of the Corporation to redeem such shares, (ii) the date of redemption, (iii) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the Redemption Price therefore, and (iv)


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               stating the name and address of any Redemption  Agent selected by the Corporation in accordance with the provisions of this Subsection 2(d), and the name and address of the Corporation's Transfer Agent for the Series A Convertible Preferred Stock. The Corporation may act as the redemption agent to redeem the Series A Convertible Preferred Stock.

                    (iv) Interim Rights. If notice of redemption shall have been given as herein provided, and the Corporation shall not default in the payment of the Redemption Price, then each holder of Series A Convertible Preferred Stock called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the Redemption Date. If the Corporation shall fail to make payment or delivery as aforesaid on the Redemption Date, then each holder of the Series A Convertible Preferred Stock called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the date (the "Final Redemption Date") when the Corporation makes payment or delivery as aforesaid to the holders of the Series A Convertible Preferred Stock. The Final Redemption Date shall be no later than five business days after the Redemption Date. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery aforesaid, the Final Redemption Date, the Series A Convertible Preferred Stock called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such Series A Convertible Preferred Stock shall cease and terminate, except the right of the holders of such Series A Convertible Preferred Stock, upon surrender of certificates therefor, to receive amounts to be paid hereunder. The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of any Series A Convertible Preferred Stock redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Convertible Preferred Stock entitled thereto at the expiration of one year from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the Series A Preferred Shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.

                    (v) Restriction on Redemption. So long as the payment of any declared dividends on shares of the Series A Convertible Preferred Stock is not paid, no shares of the Series A Convertible Preferred Stock shall be redeemed, unless consented to in writing by a holder thereof after receipt of written notice from the Corporation (whether by mandatory or optional redemption) unless all such shares  are  simultaneously  redeemed


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               and the  Corporation  may not (i) make any payment on account of, or set apart payment for, the purchase or other acquisition, redemption, retirement or other requirement of, or with respect to, any sinking or other similar fund or agreement for the purchase or other acquisition, redemption, retirement or other requirement of, or with respect to, any other capital stock of the Corporation or any warrants, rights, calls or options exercisable or exchangeable for or convertible into other capital stock of the Corporation or (ii) permit any corporation or other entity controlled directly or indirectly by the Corporation to purchase or otherwise acquire or redeem any other capital stock of the Corporation or any warrants, rights, calls or options exercisable or exchangeable for or convertible into other capital stock of the Corporation.

                    (vi) Section 16 Profits. Notwithstanding any language herein to the contrary, in no event shall shares of Series A Convertible Preferred Stock be redeemed by the Corporation until the holder shall have determined in good faith that it is not subject to liability under Section 16 of the Securities Exchange Act of 1934 or any successor provision. All dates for redemption shall be postponed until such determination is made by the holder.

               (e) Liquidation Preference. Upon liquidation, dissolution or winding up of the Corporation, the holders of outstanding Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets shall be made to the holders of shares of Common Stock or any other junior stock, a liquidation preference in an amount equal to $10.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares of Series A Convertible Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Convertible Preferred Stock are not paid in full, the holders of the Series A Convertible Preferred Stock shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts (including accumulated and unpaid dividends) to which they are entitled. After payment to the holders of the Series A Convertible Preferred Stock of the full preferential amount (including accumulated and unpaid dividends) provided for in this Section 2(e), the holders of the Series A Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation. Neither the voluntary sale, conveyance, exchange or transfer (for cash, securities or other consideration) of all or any part of the property or assets of the Corporation, nor the consolidation or merger or other business combination of the Corporation with or into any other corporation or corporations, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the
          Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

               (f) Miscellaneous.

                    (i) So long as any shares of Series A Convertible  Preferred
               Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent as provided by law, of the holders of 75% of the outstanding shares of Series A Convertible Preferred Stock, voting as a class, change the preferences rights or limitations with respect to such Series in any material respect prejudicial to the holders thereof or increase the authorized number of shares of such Series, but nothing herein shall require such a class vote or consent (a) in connection with any increase in the total number of authorized shares of common stock or (b) in connection with the authorization, designation, increase or issuance of any class or series of stock holding a ranking subordinate to the Series A Convertible Preferred Stock.

                    (ii) Covenants. The Corporation covenants and agrees that:

                         a. Shares of Common Stock or other securities  issuable
                    or assets distributable on conversion of shares of Series A Convertible Preferred Stock shall be deemed to have been issued or paid on the date of original issuance of the Series A Convertible Preferred Stock.

                         b. The  issuance of  certificates  for Common  Stock or
                    other securities on conversion of the Series A Convertible Preferred Stock shall be made without charge to the registered holder thereof or other costs incurred by the Corporation in connection with the conversion of the Series A Convertible Preferred Stock and the related issuance of Common Stock or other securities.

                    (iii) Transfer. Shares of Series A Convertible Preferred Stock shall be transferable only on the Corporation's Records, on delivery of the certificate(s) representing those shares, duly endorsed by the holder or by his duly authorized attorney or representative or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of transfer by executors, administrators, guardians, or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Corporation in its discretion. On any registration or transfer, the Corporation shall deliver a new certificate representing the share of Series A Convertible Preferred Stock so transferred to the person entitled thereto.

                    (iv) Notices. Except as otherwise provided herein, any notice required or permitted to be given to the holders of the Series A Convertible Preferred Stock shall be deemed to have been duly given as of the date deposited in the United States mail, postage prepaid for first class delivery, and addressed to the holders of record in the Corporation's Records at the addresses appearing on the Corporation's Records.

                    (v) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Convertible Preferred Stock provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Convertible Preferred Stock in respect of which such shares are being issued.

                    (vi) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Series A Convertible Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

     Section 3. Common Stock.

          (a) After the requirements with respect to preferential dividends on the Preferred Stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and subject further to any other conditions which may be fixed in accordance with the provisions of Section 2 of this Article IV, then, and not otherwise, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation paid out of funds legally available therefor.

          (b) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by them respectively.

          (c) Except as may otherwise be required by law, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by him on all matters voted upon by the stockholders.

     Section 4. General Provisions. The capital stock of the Corporation may be issued for money, property, services rendered, labor done, cash advanced to or on behalf of the Corporation, or for any other assets of value in accordance with an action of the Board of Directors, whose judgment as to the value of the assets received in return for said stock shall be conclusive, and said stock, when issued, shall be fully paid and nonassessable.

                                    ARTICLE V
                                     VOTING
                                     ------

     Cumulative voting in the election of directors is not authorized.

                                   ARTICLE VI
                                PREEMPTIVE RIGHTS
                                -----------------

     Shareholders of the Corporation shall not have preemptive rights to acquire unissued or treasury shares of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

                                   ARTICLE VII
                                     OFFICE
                                     ------

     The principal office of the corporation in the State of Nevada shall be 3896 Scripps Way, Las Vegas, Nevada, located in Clark County.

                                  ARTICLE VIII
                               BOARD OF DIRECTORS
                               ------------------

     Section 1. Board of Directors; Number. The governing board of the Corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the Bylaws of the Corporation, provided that the number of directors shall not be reduced to less than three unless the outstanding shares are held of record by fewer than three shareholders, in which case there need only be as many directors as there are shareholders.

     Section 2. Classification of Directors. The Board of Directors shall be divided into three classes, Class 1, Class 2 and Class 3, each class to be as nearly equal in number as possible. The term of office of Class 1 directors shall expire at the first annual meeting of the shareholders following their election, that of Class 2 directors shall expire at the second annual meeting following their election, and that of Class 3 directors shall expire at the third annual meeting following their election. At each annual meeting after such classification, a number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of shareholders or at any time when the Board of Directors consists of less than six members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

     Section 3. Nomination of Directors.

          (a) Nominations for the election of directors may be made by the Board of Directors, by a committee of the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations by shareholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation, not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders.

          (b) Each notice under subsection (a) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

          (c) The chairman of the shareholders' meeting may, if the facts warrant, determine and declare to the meting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 4. Certain Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) to manage and govern the Corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend the Bylaws of the Corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation, and to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation (such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors);

          (b) to sell, lease, exchange, or otherwise dispose of all or substantially all of the property and assets of the Corporation in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders;

          (c) to sell, pledge, lease, exchange, liquidate, or otherwise dispose of all or substantially all of the property or assets of the Corporation, including its goodwill, if not in the ordinary course of its business, upon such terms and conditions as the Board of Directors may determine; provided, however, that such transaction shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for such purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such transaction with any substantial shareholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such transaction is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized or ratified by the written consent of the holders of all the shares entitled to vote thereon;

          (d) to merge, consolidate, or exchange all of the issued or outstanding shares of one or more classes of the Corporation upon such terms and conditions as the Board of Directors may authorize; provided, however, that such merger, consolidation, or exchange shall be approved or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such merger, consolidation, or exchange with any substantial shareholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such merger, consolidation, or exchange is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized or ratified by the written consent of the holders of all the shares entitled to vote thereon; and

          (e) to distribute to the shareholders of the Corporation, without the approval of the shareholders, in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of the Corporation's assets, in cash or in property, so long as the partial liquidation is in compliance with the Colorado Corporation Code.

          (f) as used in this Section 4, the following terms shall have the following meanings:

               (i) an "affiliate" shall mean any person or entity which is an affiliate within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

               (ii) a "continuing director" shall mean a director who was elected before the substantial shareholder or affiliate of the Corporation which is to be a party to a proposed transaction within the scope of subsections (c) and (d) of this Section 4 became such a substantial shareholder or affiliate of the Corporation, as the case may be, or is designated at or prior to his first election or appointment to the Board of Directors by the affirmative vote of a majority of the Board of Directors who are continuing directors;

               (iii) a "subsidiary" shall mean any corporation in which the Corporation owns the majority of each class of equity security; and

               (iv) a "substantial shareholder" shall mean any person or entity which is the beneficial owner, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or 10% or more of the outstanding capital stock of the Corporation.

                                   ARTICLE IX
                              CONFLICTS OF INTEREST
                              ---------------------

     Section 1. Related Party Transactions. No contract or other transaction of the Corporation with any other person, firm, or corporation, or in which the Corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved, or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or so long as the contract or transaction has been approved or ratified by vote or written consent of the shareholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

     Section 2. Corporate Opportunities. The officers, directors, and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by resolution of the Board of Directors. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director, or other member of management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors, and other members of management of the Corporation shall be free to engage in such areas of interest on their own. The provisions hereof shall not limit the rights of any officer, director, or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation, nor shall they be construed to release any employee of the Corporation (other than an officer, director, or member of management) from any duties which such employee may have to the Corporation.

                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

     Section 1. Direct Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo cotendere or its equivalent, shall not of itself create a presumption that such person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in the view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     Section 3. Expenses. To the extent that a director, officer, employee, fiduciary, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article X, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Determination. Any indemnification under Sections 1 or 2 of this
Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary, or agent is proper under the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article X. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

     Section 5. Advance of Expenses. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in Section 4 of this Article X, upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary, or agent to repay such amount unless it shall be ultimately determined that such person is entitled to be indemnified by the Corporation as authorized in this
Article X.

     Section 6. Insurance. The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article X.

     Section 7. Miscellaneous. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Restated Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of the heirs and personal representatives of such person.

                                   ARTICLE XI
                           ARRANGEMENTS WITH CREDITORS
                           ---------------------------

     Whenever a compromise or arrangement is proposed by the Corporation between it and its creditors or any class of them, and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on summary application by the Corporation, or by a majority of its shareholders, or on the application of any receiver or receivers appointed for the Corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be notified in such manner as the court decides. If a majority in number representing at least three-fourths in amount of the creditors or class of creditors and/or the holders of the majority of the stock or class of stock of the Corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of the Corporation, as a consequence of such compromise or arrangement, then said compromise or arrangement and/or said reorganization shall, if sanctioned by the court to which the application has been made, be binding upon all the creditors or class of creditors and/or on all the shareholders or class of shareholders of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE XII
                             SHAREHOLDERS' MEETINGS
                             ----------------------

     Shareholders' meetings may be held at such time and place as may be stated or fixed in accordance with the Bylaws. At all shareholders' meetings, one-third of all shares entitled to vote shall constitute a quorum.

                                  ARTICLE XIII
                                    AMENDMENT
                                    ---------

     These Restated Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and, if shares have been issued, by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders entitled to vote thereon.


                                      * * *

     The undersigned, being the Secretary of the Corporation, hereby certifies that he was authorized to sign these Restated Articles of Incorporation by resolution of the Board of Directors adopted on December 7, 2005.


                                        /s/  David Grose
                                        ----------------------------------------
                                        David Grose, Secretary